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EXHIBIT 23.2

INDEPENDENT AUDITORS CONSENT

        We hereby consent to the use of our report dated January 30, 2003 on our audits of the consolidated financial statements of San Rafael Bancorp and Subsidiaries as of December 31, 2002 and 2001 in the Post-Effective Amendment No. 1 to the Registration Statement No. 333-105991 on Form SB-2/A and related Prospectus of San Rafael Bancorp and Subsidiaries, including Supplement No. 1 thereto, for the registration of shares of its Common Stock, no par value per share. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Vavrinek, Trine, Day & Co., LLP
Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California
January 14, 2004

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  EXHIBIT 23.2
INDEPENDENT AUDITORS CONSENT